SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):     December 14, 2018

ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation		Identification No.)

5605 Carnegie Boulevard, Suite 500
Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)

(704) 731-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On January 11, 2019, EnPro Industries, Inc. (the “Company”) issued a press release which included certain information regarding its results of operations for the year ended December 31, 2018. The press release is submitted as Exhibit 99.1 to this Current Report. The information set forth in this Item 2.02 of this Current Report and in Exhibit 99.1 is intended to be “furnished” under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 14, 2018, the Company approved a restructuring plan (the “Plan”) whereby its STEMCO heavy-duty trucking business will exit its friction manufacturing operations related to drum brakes. STEMCO will continue to source drum brake friction from third parties to support its brake product business. As a result of the restructuring, the drum brake friction production lines, which occupy a portion of an owned manufacturing facility located in Rome, Georgia, have been closed. A total of 15 friction production line employees have been terminated. The Company first communicated the Plan to these employees on January 11, 2019.

The Company expects to record total restructuring expenses related to the exit of approximately $15.8 million, composed of impairment of inventory, equipment and other tangible assets of approximately $12.9 million, the impairment of the Company's investment in a contemplated joint venture for the development of international friction manufacturing facilities of $2.5 million, and severance and other expenses of approximately $0.4 million. These expenses, other than the severance and other expenses of approximately $0.4 million, are non-cash charges and have been recognized in the fourth quarter of 2018. The severance and other expenses will result in future cash expenditures and are anticipated to be incurred in the first half of 2019.

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 99.1	Press Release of EnPro Industries, Inc. dated January 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 11, 2019

ENPRO INDUSTRIES, INC.

By:	/s/ Robert S. McLean
Robert S. McLean
Executive Vice President, General Counsel and Secretary

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